 Exhibit 99.1

Kestrel Group, LLC

Unaudited Condensed Consolidated Financial Statements

March 31, 2025 and 2024

1

Contents

Independent Auditor’s Report	1

Unaudited Condensed Consolidated Financial Statements

Unaudited Condensed Consolidated Balance Sheets	3

Unaudited Condensed Consolidated Statement of Operations	4

Unaudited Condensed Consolidated Statement of Changes in Members’ Equity	5

Unaudited Condensed Consolidated Statement of Cash Flows	6

Notes to Unaudited Condensed Consolidated Financial Statements	7

2

Kestrel Group, LLC

Consolidated Balance Sheets

March 31, 2025 and December 31, 2024

ASSETS	03/31/25	12/31/24
Current assets	(Unaudited)	(Audited)
Cash and cash equivalents	$3,409,846	$4,286,280
Accounts receivable	1,234,391	967,538
Prepaids and other assets	25,981	33,156

Total current assets	4,670,218	5,286,974

Fixed assets	9,910	-
Right of use asset - operating lease	205,834	223,461

Total assets	$4,885,962	$5,510,435

LIABILITIES AND MEMBERS' EQUITY

Current liabilities
Accounts payable	$242,188	$298,651
Accrued compensation	191,594	361,772
Current portion of operating lease liabilities	76,921	75,488

Total current liabilities	510,703	735,911

Long-term operating lease liabilities, net of current portion	148,766	168,630

Total liabilities	659,469	904,541

Members' Equity
Total members' equity	4,226,493	4,605,894

Total liabilities and members' equity	$4,885,962	$5,510,435

See accompanying notes to these Unaudited Condensed Consolidated Financial Statements

3

Kestrel Group, LLC

Consolidated Statement of Operations

For the three months ended March 31, 2025 and 2024

(Unaudited)

	03/31/25	03/31/24
Revenues	$807,124	$1,180,221

Operating Expenses
Salaries and benefits	892,870	1,001,390
Professional fees	86,688	443,935
Legal expenses	21,670	-
Rent expenses	59,741	59,714
Meals, entertainment and travel expense	41,125	83,128
Other operating expenses	41,191	32,904

Total Operating Expenses	1,143,285	1,621,071

Operating loss	(336,161)	(440,850)

Other Income
Interest income, net	34,298	63,810

Loss before taxes	(301,863)	(377,040)

Provision for income taxes	$92,462	-

Net loss	$(394,325)	$(377,040)

Net loss per Class A units outstanding (except share information)	$(394)	$(377)
Class A weighted-average units outstanding, basic and diluted	1,000	1,000
Class B weighted-average units outstanding, basic and diluted	63	63

See accompanying notes to these Unaudited Condensed Consolidated Financial Statements

4

Kestrel Group, LLC

Consolidated Statement of Changes in Members' Equity

Years Ended December 31, 2024 and 2023 and March 31, 2025 and 2024

(Unaudited)

	Members' Equity	Accumulated Deficit	Total Members' Equity
Balance, December 31, 2023	10,074,151	(4,237,064)	5,837,087
Net loss (as restated)	-	(377,040)	(377,040)
Equity-based compensation	14,748	-	14,748
Balance, March 31, 2024	$10,088,899	$(4,614,104)	$5,474,795

Balance, December 31, 2024	$10,133,852	$(5,527,958)	$4,605,894
Net loss (as restated)	-	(394,325)	(394,325)
Equity-based compensation	14,925	-	14,925
Balance, March 31, 2025	$10,148,777	$(5,922,283)	$4,226,493

See accompanying notes to these Unaudited Condensed Consolidated Financial Statements

5

Kestrel Group, LLC

Consolidated Statement of Cash Flows

For the three months ended March 31, 2025 and 2024

(Unaudited)

	2025	2024
Cash flows from operating activities
Net loss	$(394,325)	$(377,040)

Adjustments to reconcile net loss to net cash used in operating activities:
Noncash operating lease expense	17,628	16,980
Equity-based compensation	14,925	14,748

Changes in:
Accounts receivable	(266,853)	1,288,659
Prepaids and other assets	7,174	11,258
Accounts payable	(66,373)	(1,514,287)
Accrued compensation	(170,178)	(77,011)
Operating lease liabilities	(18,432)	(17,050)

Net cash used in operating activities	(876,434)	(653,744)

Net decrease in cash and cash equivalents	(876,434)	(653,744)

Cash and Cash Equivalents Balance, Beginning of Year	4,286,280	5,553,121

Cash and Cash Equivalents Balance, End of Year	$3,409,846	$4,899,377

Non-cash investing activities
Purchase of Fixed Assets (included in Accounts Payable)	$9,910	$-

See accompanying notes to these Unaudited Condensed Consolidated Financial Statements

6

Kestrel Group, LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 1: Nature of Operations and Pending Merger Agreement

Nature of Operations

Kestrel Group, LLC (the "Company"), a Delaware-based limited liability company, specializes in providing services to insurance program managers, Managing General Agents (MGAs), reinsurers, and reinsurance brokers. The Company facilitates fronting insurance transactions utilizing its exclusive management contracts with four insurance carriers. These contracts enable the Company to offer both admitted and surplus lines, all of which have been rated “Excellent” by AM Best, a leading insurance industry credit rating agency, in addition to offering established and emerging products. The Company does not assume underwriting risks; instead, it earns a fee for granting access to these carriers. The Company produces lines that insure casualty, workers’ compensation, catastrophe-exposed property, and non-catastrophe-exposed property, with diverse risk durations, sizes, and product types, all within the United States. The Company is headquartered in Dallas, TX and was established in July 2022.

Basis of Presentation

The unaudited condensed consolidated interim financial statements (the "consolidated financial statements") presented herein, and as discussed below, have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and the requirements of the Securities and Exchange Commission (“SEC”) for interim reporting. In accordance with those rules and regulations, certain information and footnote disclosures normally included in comprehensive consolidated financial statements have been condensed or omitted. The condensed consolidated balance sheet as of March 31, 2025 and the condensed consolidated statements of operations, condensed consolidated statements of members' equity for the three months ended March 31, 2025, and 2024 and condensed consolidated statements of cash flows for the three months ended March 31, 2025, and 2024 are unaudited. The condensed consolidated balance sheet as of December 31, 2024 was derived from the audited consolidated financial statements at that date but does not include all the information and footnotes required by U.S. GAAP. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the years ended December 31, 2024 and 2023 in the Registration Statement on Form S-4 filed with the SEC on March 10, 2025.

The accompanying consolidated financial statements, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial condition and results of operations. The condensed consolidated results of operations are not necessarily indicative of the results to be expected for any other interim period or for the entire year.

The consolidated financial statements include the accounts of the Kestrel Group, LLC and its wholly-owned subsidiaries, Kestrel Insurance Agency, LLC and Kestrel Service Corporation. All intercompany accounts and transactions have been eliminated in consolidation.

As discussed in Note 2 — Restatement of Previously Issued Financial Statements, the Company has restated its previously issued consolidated financial statements for the years ended December 31, 2024 and 2023 to correct an error in the timing of revenue recognition related to certain customer contracts. Accordingly, the accompanying consolidated financial statements as of and for the periods presented in this report have been revised from amounts previously reported.

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Kestrel Group, LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 2. Restatement of Previously Issued Financial Statements

Background of Restatement

The Company has restated its previously issued consolidated financial statements to correct an error in the timing of revenue recognition related to certain customer contracts. The error was identified in connection with management’s review of the Company’s revenue recognition practices under ASC Topic 606, Revenue from Contracts with Customers. As a result, certain prior year amounts have been revised for consistency with the current presentation.

Nature of the Error

The Company had previously recognized revenue when collected. Under ASC 606, these arrangements require recognition when the policy is written, rather than as collected. As a result, revenues were understated in 2023 and overstated in 2024.

Impacted Periods

The restatement affects the Company’s consolidated financial statements for the fiscal years ended December 31, 2024 and 2023. The cumulative impact of the error was to increase previously reported retained earnings as of January 1, 2025 by approximately $813,594.

Effect of Restatement

The tables below present a reconciliation of the as-previously-reported amounts to the restated amounts for the affected line items in the consolidated balance sheets, consolidated statements of operations, consolidated statement of changes in members’ equity, consolidated statements of cash flows and the impact to earnings per share for each period presented.

Consolidated Balance Sheets

As of March 31, 2025

	Previously reported	Restatement	Restated
Accounts receivable	$560,008	$674,383	$1,234,391

Members’ Equity	$3,552,110	$674,383	$4,226,493

As of December 31, 2024

	Previously reported	Restatement	Restated
Accounts receivable	$153,944	$813,594	$967,358

Members’ Equity	$3,792,300	$813,594	$4,605,894

Consolidated Statements of Operations

For the three months ended March 31:

2025

	Previously reported	Restatement	Restated
Revenue	$946,335	($139,211)	$807,124

Net loss	($255,114)	($139,211)	($394,325)

Net loss per share	($255)	($139)	($394)

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Kestrel Group, LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

2024

	Previously reported	Restatement	Restated
Revenue	$2,498,879	($1,318,658)	$1,180,221

Net income (loss)	$941,618	($1,318,658)	($377,040)

Net income (loss) per share	$942	($1,319)	($377)

Consolidated Statement of Changes in Members’ Equity

For the three months ended March 31:

2025

	Previously reported	Restatement	As restated
Members’ Equity	$3,552,110	$674,383	$4,226,493

For the year ended December 31:

	Previously reported	Restatement	As restated
Members’ Equity	$3,792,300	$813,594	$4,605,894

Consolidated Statement of Cash Flows

For the three months ended March 31, 2025 and 2024 changes in:

2025

	Previously reported	Restatement	As restated
Net loss	($255,114)	($139,211)	($394,325)

Changes in Accounts receivable	($406,064)	$139,211	($266,853)

2024

	Previously reported	Restatement	As restated
Net income (loss)	$941,618	($1,318,658)	($377,040)

Changes in Accounts receivable	($30,000)	$1,318,658	$1,288,659

Merger Agreement

In December 2024, the Company and its equity unit holders entered into a combination agreement (“the Agreement”) with Maiden Holdings Ltd. (“Maiden”), Ranger U.S. NewCo LLC (“US NewCo”), Ranger Bermuda Merger Sub Ltd. (“Merger Sub Ltd”), Ranger Bermuda Topco Ltd. (“Bermuda NewCo”), and Ranger Merger Sub 2 LLC (“Merger Sub LLC”) (collectively, “the Parties”). Under the terms of the Agreement, the Company’s existing equity unit holders will contribute all of their interests in the Company to US NewCo in exchange for cash and equity units in US NewCo, and the right to receive additional equity units in US NewCo contingent upon the achievement of specified financial targets. The transaction is structured to qualify as a tax-free reorganization under U.S. federal income tax laws.

The transaction involved a series of mergers whereby the Company and Maiden will become wholly owned subsidiaries of Bermuda NewCo. The Company will operate separately from Maiden with its assets, liabilities, income, expenses and results of operations reported in the Insurance Programs segment of Bermuda NewCo’s periodic Securities and Exchange Act filings with the Securities and Exchange Commission. The Agreement is expected to bolster the Company’s market position by integrating complementary services and expanding its client base. The transaction closed on May 27, 2025.

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Kestrel Group, LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 3: Summary of Significant Accounting Principles

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates include, but are not limited to, the valuation of deferred tax assets, the determination of lease liabilities, and the fair value of equity shares. Actual results could differ from those estimates and those differences could be material.

Segment Reporting

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions on how to allocate resources and assess performance. The Company’s chief operating decision maker is the chief executive officer. The Company and the chief executive officer view the Company’s operations and manage its business as one reportable segment. The Company offers a cohesive suite of products and services that are integrated and interdependent. Our revenue is highly concentrated because of the capacity distribution agreements with an individual customer. As a single reportable segment, our financial statements reflect the consolidated results of our operations. We do not allocate revenues, expenses, or assets to multiple segments, as our business activities are managed and evaluated on a company-wide basis.

Cash and Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. The Company does not consider uninvested cash held in investment accounts as cash or cash equivalents. At March 31, 2025 and December 31, 2024, cash equivalents consisted primarily of money market accounts.

At March 31, 2025 and December 31, 2024, the Company’s cash accounts exceeded federally insured limits by approximately $2,155,000 and $3,236,000 respectively.

Revenue Recognition

In accordance with Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, the Company recognizes revenue for each separately identifiable performance obligation in a contract representing a promise to transfer a distinct good or service to a customer.

Revenue is measured as the amount of consideration the Company expects to receive in exchange for providing services to customers and is generally governed by a capacity distribution agreement as a specified percentage of the premium. These agreements outline the terms and conditions under which the Company provides access to write policies on its carriers in exchange for a fee. These agreements may also include other provisions, such as minimum fee arrangements or cancellation provisions, which may impact revenue recognition.

Capacity distribution fees are collected from program managers or MGAs for providing support services and granting contractual access to our insurance carrier network and are considered a single performance obligation. Support services provided for these insurance and reinsurance brokerage arrangements include compliance and regulatory reporting and administrative support which culminates in the placement of bound insurance coverage. The Company considers these arrangements a single revenue stream. See Note 5 for additional information about the Company’s revenue.

Accounts Receivable

Accounts receivable are recorded at net realizable value. Accounts receivable are presented net of an allowance for doubtful accounts, which is an estimate of expected losses. In determining the amount of the reserve, the Company makes judgments about the creditworthiness of significant customers based on known delinquent activity or disputes and ongoing credit evaluations in addition to evaluating the historical loss rate on the pool of receivables.

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Kestrel Group, LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Impairment of Long-Lived Assets

Long-lived assets, are tested for recoverability whenever events or changes in the business environment indicate that the carrying amount of the assets may not be fully recoverable. Factors considered by the Company when deciding when to perform an impairment review include significant underperformance of the business against expectations, significant negative industry or economic trends and significant changes or planned changes in the use of the assets. An impairment loss would be recognized when estimated undiscounted future cash flows resulting from the use of an asset are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset over its current fair value. Management believes the carrying value of long-lived assets are recoverable and no impairments were recorded during the periods ended March 31, 2025 and December 31, 2024.

Income Taxes

The Company is not directly subject to income taxes under the provisions of the Internal Revenue Code and applicable state laws. Therefore, taxable income or loss is reported to the individual partners for inclusion in their respective tax returns.

Income taxes related to Kestrel Service Corporation are provided for the tax effects of transactions reported in the consolidated financial statements. Deferred tax assets and liabilities, if significant, are recognized for the estimated future tax effects attributed to temporary differences between the book and tax basis of assets and liabilities and carryforward items. The measurement of current and deferred tax assets and liabilities is based on enacted law. Deferred tax assets are reduced, if necessary, by a valuation allowance for the amount of tax benefits that may not be realized. As of March 31, 2025 and December 31, 2024, the Company has recorded a full valuation allowance for all deferred tax assets.

The benefit of a tax position is recognized in the consolidated financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the positions will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions that meet the more- likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. As of March 31, 2025 and December 31, 2024, the Company has not recognized liabilities for uncertain tax positions or associated interest and penalties.

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions and is subject to examinations by tax authorities for years since inception.

Net Loss Per Unit

The company has structured its equity interests into two classes of units: Class A and Class B.

Class A consists of 1,000 units, with an initial capital contribution totaling $10 million. These units represent the primary equity investment in the company.

Class B consists of 63 units, which are subject to a 60% recoupment percent as of March 31, 2025 and December 31, 2024, respectively. Additionally, Class B units have a participation hurdle of $10 million. This hurdle must be met before Class B unit holders begin to participate in profit distributions.

Once the recoupment and participation threshold conditions are satisfied, profits will be distributed among all unit holders according to their respective interests. This structure ensures that initial investors are prioritized in profit distributions, while also providing an opportunity for Class B unit holders to participate in the Company's financial success once certain financial milestones are achieved. The Company does not have any dilutive equity instruments.

As neither the Company’s undistributed or distributed earnings have exceeded the B Units’ hurdles for any periods presented, no earnings were allocated to the B Units in the computation of earnings per unit.

Fair Value

The Company measures certain financial assets and liabilities at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date. The Company utilizes a three-level hierarchy for fair value measurements based on the observability of inputs to the valuation of an asset or liability as of the measurement date.

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Kestrel Group, LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

•         Level 1: Quoted prices in active markets for identical assets or liabilities.

•         Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•         Level 3: Unobservable inputs for the asset or liability, reflecting management’s own assumptions about the assumptions market participants would use in pricing the asset or liability.

The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. The fair value of financial instruments is determined using various valuation techniques, including the market approach, income approach, and cost approach, as appropriate. Changes in fair value measurements are recorded in the period in which they occur.

Interest income

Interest income is recorded in the consolidated statements of operations in other income in the period in which it is earned and represents interest earned on the Company’s money market accounts.

Equity-Based Compensation

The Company estimates the fair value of equity-based awards on the date of grant. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the five-year vesting period using the straight-line attribution method. These amounts are reduced by an estimated forfeiture rate. The forfeiture rate is estimated based on actual cancellation experience and is applied to all equity-based awards. The rate is estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Recently Adopted Accounting Standards Updates (ASU)

ASU 2023-07: In November 2023, the Financial Accounting Standards Board (FASB) issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The updated accounting guidance requires expanded reportable segment disclosures, primarily related to significant segment expenses which are regularly provided to the Company’s Chief Operating Decision Maker (CODM). The guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within annual periods beginning after December 15, 2024. The Company has adopted the guidance retrospectively and it did not have a material impact to the company.

Accounting Standards Pending Adoption

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The updated accounting guidance requires expanded income tax disclosures, including the disaggregation of existing disclosures related to the tax rate reconciliation and income taxes paid. The guidance is effective for annual periods beginning after December 15, 2024. Prospective application is required, with retrospective application permitted.

In November 2024, the FASB issued ASU 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. The updated accounting guidance requires disaggregated disclosure of specified expense categories. The guidance also requires disclosure of total selling expenses and how the Company defines selling expenses. The guidance is effective for fiscal years beginning after December 15, 2026, and interim periods within annual periods beginning after December 15, 2027. Prospective application is required, with retrospective application permitted. The Company is currently evaluating the effect the updated guidance will have on the Company's consolidated financial statement disclosures.

Note 4. Operating Lease

Under the provisions of ASC 842, the Company determines if an arrangement is a lease or contains a lease at inception. An arrangement is determined to be a lease at inception if it conveys the right to control the use of identified property, plant, or equipment for a period of time in exchange for consideration. Leases result in the recognition of right-of-use (ROU) assets and lease liabilities on the accompanying consolidated balance sheets. ROU assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease, measured on a discounted basis. The Company determines lease classification as operating or finance at the lease commencement date. The Company has elected not to record leases with an initial term of 12 months or less on the consolidated balance sheets.

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Kestrel Group, LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

The Company evaluates leases at their inception to determine if they are to be accounted for as an operating lease or a finance lease. A lease is accounted for as a finance lease if it meets one of the following five criteria: (i) the lease has a purchase option that is reasonably certain of being exercised, (ii) the present value of the future cash flows is substantially all of the fair market value of the underlying asset, (iii) the lease term is for a significant portion of the remaining economic life of the underlying asset, (iv) the title to the underlying asset transfers at the end of the lease term, or (v) if the underlying asset is of such a specialized nature that it is expected to have no alternative uses to the lessor at the end of the term. The Company has determined that it does not have finance leases.

Leases that do not meet the finance lease criteria are accounted for as an operating lease. Operating lease ROU assets and liabilities are recognized based on the present value of the remaining lease payments over the lease term and excludes lease incentives. When the Company’s lease does not provide an implicit rate, the Company uses its incremental borrowing rate in determining the present value of lease payments. The Company has made a policy election to use a risk-free rate (the rate of a zero-coupon U.S. Treasury instrument) for the initial and subsequent measurement of all lease liabilities. The risk-free rate is determined using a period comparable with the lease term.

Lease terms include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The Company accounts for lease and non-lease components separately. The lease components consist of its office building, and non-lease components consist of common area and other maintenance costs and are expensed in the period incurred.

Lease Summary

The Company is party to one lease for a corporate office that expires in 2027. Lease payments have an escalating fee schedule, which range from 3% to 4% each year. Termination of the leases is generally prohibited unless there is a violation under the lease agreement.

Lease cost recognized on a straight-line basis was $19,748 for the three months ended March 31, 2025 and 2024. Other required information as of March 31, 2025 and December 31, 2024 are as follows:

	2025	2024
Other information related to operating lease:
Operating cash flows from operating lease	20,552	80,006
Weighted-average remaining lease term (in years)	2.67	2.92
Weighted-average discount rate	3.9%	3.9%

Future minimum lease payments and reconciliation to the consolidated balance sheet as of March 31, 2025 are as follows:

2025	$62,390
2026	85,878
2027	88,814
Total undiscounted cash flows	237,082
Less present value discount	(11,395)
Total operating lease liabilities	$225,687

Note 5. Revenue from Contracts with Customers

In accordance with Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, the Company recognizes revenue for each separately identifiable performance obligation in a contract representing a promise to transfer a distinct good or service to a customer.

13

Kestrel Group, LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Revenue is measured as the amount of consideration the Company expects to receive in exchange for providing services to customers and is generally governed by a capacity distribution agreement as a specified percentage of the premium. These agreements outline the terms and conditions under which the Company provides access to write policies on its carriers in exchange for a fee. These agreements may also include other provisions, such as minimum fee arrangements or cancellation provisions, which may impact revenue recognition.

Capacity distribution fees are collected from program managers or MGAs for providing support services and granting contractual access to our insurance carrier network and are considered a single performance obligation. Support services provided for these insurance and reinsurance brokerage arrangements include compliance and regulatory reporting and administrative support which culminates in the placement of bound insurance coverage. The Company considers these arrangements a single revenue stream.

For contractual arrangements with minimum annual fees, the Company amortizes the minimum fee over the contract period. For the three months ended March 31, 2025 and 2024, the Company recognized approximately $68,000 and $0 respectively, related to minimum fees for one individual customer. All other revenue recognized for the three months ended March 31, 2025 and 2024 was earned in accordance with the respective capacity distribution agreements.

Note 6. Retirement Savings Plan

The Company has a 401(k) retirement savings plan (the Plan) covering substantially all employees. Employees are eligible for the Plan after one month of service with the Company. Participants are 100% vested in their contributions. The Company matches 100% of the first 1% and 50% of the next 5% of employee contributions. Matching contributions totaled approximately $25,000 for the three months ended March 31, 2025 and 2024, respectively. These amounts are presented in Salaries and benefits in the unaudited consolidated statement of operations.

Note 7. Related-Party Transactions

As part of the July 26, 2022 Unit Purchase Agreement, AmTrust North America Inc. acquired a 30% minority interest in the Company with the option for the Company to purchase certain insurance carriers owned by AmTrust North America Inc. The Company also receives professional and administrative services through an expense reimbursement arrangement with AmTrust North America Inc. The Company incurred costs related to this agreement of approximately $148,000 and $440,000 during the three months ended March 31, 2025 and 2024, respectively. These amounts are presented in Professional fees in the unaudited consolidated statement of operations and generally include services such as statutory financial reporting, IT processing, legal contracting, and insurance company compliance functions. The Company also has an exclusive management contract with AmTrust North American Inc. to produce business through four insurance carriers: 1) Park National Insurance Company, 2) Rochdale Insurance Company, 3) Sierra Specialty Insurance Company, and 4) Republic Fire & Casualty Insurance Company (the “AmTrust Insurance Companies”). All fee revenue during the periods ended March 31, 2025 and 2024 were based on the net premiums associated with this agreement.

The Company reimburses certain executive officers for access to office space in Dallas, TX. These amounts are recorded in the consolidated statement of operations as Rent expense and is approximately $29,000 during the three months ended March 31, 2025 and 2024, respectively.

As of March 31, 2025, the Company had accounts receivable from a related party in the amount of approximately $348,000 related to transaction expenses for the Merger Agreement disclosed in Note 1.

Note 8. Members’ Equity

The Company is a limited liability company under the laws of the State of Delaware with a perpetual life. As of the three months ended March 31, 2025 and 2024 members’ equity, the Company had two classes of membership units. Membership Units consisted of Class A Units and Class B Units. The Class A Units have voting rights, while the Class B Units are non-voting.

At March 31, 2025, as defined in the Company’s LLC Agreement, distributions are to be made to members in the following order of priority:

1.	First, to the holders of Class A Units issued in connection with additional Capital Contributions, in proportion to their respective Unpaid Return as of such date, until the aggregate Unpaid Return with respect to all Class A Units is Zero Dollars.

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Kestrel Group, LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

2.	Second, to the holders of Class A Units, in proportion to their respective Unreturned Capital Contributions as of such date, until the aggregate Unreturned Capital Contributions with respect to all Class A Units is Zero Dollars.

3.	Third, to the holders of issued and outstanding Class A Units and Class B Units pro rata in proportion to their aggregate holdings of Class A Units and Class B Units treated as one class of Units.

In connection with the Company’s LLC Agreement, certain employees of the Company were granted profits interests (i.e., Class B Units). The Company authorized 150 Class B units of which 63 units have been granted as of the three months ended March 31, 2025. The Company believes such awards better align the interests of its employees with those of its unitholders. All of the units granted vest based on five years of continuous service. The cost for the service-based awards is expected to be recognized over a straight-line basis over a five-year period. Equity-based compensation cost related to the service-based vesting awards was $14,925 and $14,748 for the three months ended March 31, 2025, and 2024 and is presented in salaries and benefits in the consolidated statement of operations. There is approximately $150,000 of unrecognized compensation expense which will be recognized over the next 2.75 years ending in December 2027.

The fair value of each award was estimated on the grant date using a Black-Scholes option pricing model that used the assumptions noted below and other valuation techniques.

Risk-free interest rate	3.2% to 4.3%
Expected volatility	44.7%
Dividend yield	0%
Expected term (in years)	6

Expected volatility was based on historical volatility for guideline public companies that operate in the Company’s industry plus a qualitative adjustment due to the start-up nature of the Company. The expected term of awards granted represents management’s estimate for the number of years until a liquidity event as of the grant date. The risk-free rate for the period of the expected term was based on the U.S. Treasury yield curve in effect at the time of the grants. The dividend yield was based on the Company having no expectations of dividends being paid out in the future. Management considered the distribution priority schedule or “waterfall calculation” in its estimation process.

Note 9. Commitments, Contingencies and Guarantees

As of March 31, 2025 and 2024, with the exception of the office lease, the company does not have any material guarantees, commitments or contingencies. There are no outstanding contractual obligations that could have a significant impact on the company's financial position or results of operations. The Company is subject to various claims and contingencies in the ordinary course of its business, including those related to litigation, business transactions, employee-related matters, and others. When the Company is aware of a claim or potential claim, it assesses the likelihood of any loss or exposure. If it is probable that a loss will result and the amount of the loss can be reasonably estimated, the Company will record a liability for the loss. If the loss is not probable or the amount of the loss cannot be reasonably estimated, the Company discloses the claim if the likelihood of a potential loss is reasonably possible and the amount involved could be material. The Company is not aware of any claims likely to have a material adverse effect on its financial condition or results of operations.

Note 10. Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain vulnerabilities due to concentrations.

Major Customers

For the three months ended March 31, 2025, the Company has an accounts receivable balance of approximately $212,000 related to a minimum fee amount due and $687,000 from two additional customers. As of March 31, 2024, the Company had an accounts receivable balance of approximately $1,110,000 related to one customer.

For the three months ended March 31, 2025, the Company had three customers that accounted for 100% of the Company’s total revenues. For the three months ended March 31, 2024, the Company had one customer that accounted for 100% of the Company’s total revenues. The loss of any of these customers, or a significant reduction in the amount of business conducted with these customers, could have a material adverse effect on the Company’s financial condition.

15

Kestrel Group, LLC

Notes to the Unaudited Condensed Consolidated Financial Statements

Note 11. Subsequent Events

Subsequent events have been evaluated through August 14, 2025, which is the date the consolidated financial statements were issued. No events were identified other than the matters described in Note 2 related to the Merger Agreement.

16

Kestrel Group, LLC

Consolidated Financial Statements

December 31, 2024 and 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and Board of Managers of Kestrel Group, LLC

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Kestrel Group, LLC (the "Company") as of December 31, 2024 and 2023, and the related consolidated statements of operations, changes in members' equity and cash flows for the years then ended, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of
December 31, 2024 and 2023, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Consolidated Financial Statements

As discussed in Note 2 to the consolidated financial statements, the financial statements have been restated to correct certain misstatements.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and auditing standards generally accepted in the United States of America (GAAS). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that:
(1) relate to accounts or disclosures that are material to the consolidated financial statements and
(2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Frazier & Deeter, LLC

We have served as the Company's auditor since 2025.

Atlanta, Georgia

March 10, 2025, except for the effects of the restatement disclosed in Note 2, as to which the date is August 14, 2025

Kestrel Group, LLC

Consolidated Balance Sheets

December 31, 2024 and 2023

ASSETS	2024	2023
Current assets	(as restated)	(as restated)
Cash and cash equivalents	$4,286,280	$5,553,121
Accounts receivable	967,538	2,428,761
Prepaids and other assets	33,156	37,306

Total current assets	5,286,974	8,019,188

Right of use asset - operating lease	223,461	292,332

Total assets	$5,510,435	$8,311,520

LIABILITIES AND MEMBERS' EQUITY

Current liabilities
Accounts payable	$298,651	$1,723,154
Accrued compensation	361,772	437,277
Current portion of operating lease liabilities	75,488	69,884

Total current liabilities	735,911	2,230,315

Long-term operating lease liabilities, net of current portion	168,630	244,118

Total liabilities	904,541	2,474,433

Members' Equity
Total members' equity	4,605,894	5,837,087

Total liabilities and members' equity	$5,510,435	$8,311,520

See accompanying notes to these Consolidated Financial Statements

Kestrel Group, LLC

Consolidated Statement of Operations

Years Ended December 31, 2024 and 2023

	2024	2023
	(as restated)	(as restated)
Revenues	$3,634,420	$3,758,783

Operating Expenses
Salaries and benefits	3,401,784	3,525,272
Professional fees	1,076,527	1,184,073
Legal expenses	-	554,015
Rent expenses	235,773	236,820
Meals, entertainment and travel expense	248,309	168,872
Other operating expenses	145,432	106,186

Total Operating Expenses	5,107,825	5,775,238

Operating loss	(1,473,405)	(2,016,455)

Other Income
Interest income, net	212,550	229,805

Loss before taxes	(1,260,855)	(1,786,650)

Provision for income taxes	30,039	-

Net loss	$(1,290,894)	$(1,786,650)

Net loss per Class A units outstanding (except share information)	$(1,291)	$(1,787)
Class A weighted-average units outstanding, basic and diluted	1,000	1,000
Class B weighted-average units outstanding, basic and diluted	63	63

See accompanying notes to these Consolidated Financial Statements

Kestrel Group, LLC

Consolidated Statement of Changes in Members' Equity

Years Ended December 31, 2024 and 2023

	Members' Equity	Accumulated Deficit	Total Members' Equity
Balance, December 31, 2022	$10,014,450	$(2,450,414)	$7,564,036
Net loss (as restated)	-	(1,786,650)	(1,786,650)
Equity-based compensation	59,701	-	59,701
Balance as restated, December 31, 2023	10,074,151	(4,237,064)	5,837,087
Net loss (as restated)	-	(1,290,894)	(1,290,894)
Equity-based compensation	59,701	-	59,701
Balance as restated, December 31, 2024	$10,133,852	$(5,527,958)	$4,605,894

See accompanying notes to these Consolidated Financial Statements

Kestrel Group, LLC

Consolidated Statement of Cash Flows

Years Ended December 31, 2024 and 2023

	2024	2023
	(as restated)	(as restated)
Cash flows from operating activities
Net loss	$(1,290,894)	$(1,786,650)

Adjustments to reconcile net loss to net cash used in operating activities:
Noncash operating lease expense	68,872	66,405
Equity-based compensation	59,701	59,701

Changes in:
Accounts receivable	1,461,223	(2,428,761)
Prepaids and other assets	4,150	(4,325)
Accounts payable	(1,424,503)	1,705,786
Accrued compensation	(75,505)	(33,003)
Operating lease liabilities	(69,885)	(64,482)

Net cash used in operating activities	(1,266,841)	(2,485,329)

Net decrease in cash and cash equivalents	(1,266,841)	(2,485,329)

Cash and Cash Equivalents Balance, Beginning of Year	5,553,121	8,038,450

Cash and Cash Equivalents Balance, End of Year	$4,286,280	$5,553,121

Note 1: Nature of Operations, Basis of Presentation and Pending Merger Agreement

Nature of Operations

Kestrel Group, LLC (the "Company"), a Delaware-based limited liability company, specializes in providing services to insurance program managers, Managing General Agents (MGAs), reinsurers, and reinsurance brokers. The Company facilitates fronting insurance transactions utilizing its exclusive management contracts with four insurance carriers. These contracts enable the Company to offer both admitted and surplus lines, all of which have been rated “Excellent” by AM Best, a leading insurance industry credit rating agency, in addition to offering established and emerging products. The Company does not assume underwriting risks; instead, it earns a fee for granting access to these carriers. The Company produces lines that insure casualty, workers’ compensation, catastrophe-exposed property, and non-catastrophe-exposed property, with diverse risk durations, sizes, and product types, all within the United States. The Company is headquartered in Dallas, TX and was established in July 2022.

Basis of Presentation

These consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the accounts of the Kestrel Group, LLC and its wholly-owned subsidiaries, Kestrel Insurance Agency, LLC and Kestrel Service Corporation. All intercompany accounts and transactions have been eliminated in consolidation.

As discussed in Note 2 — Restatement of Previously Issued Financial Statements, the Company has restated its previously issued consolidated financial statements for the years ended December 31, 2024 and 2023 to correct an error in the timing of revenue recognition related to certain customer contracts. Accordingly, the accompanying consolidated financial statements as of and for the periods presented in this report have been revised from amounts previously reported.

Note 2: Restatement of Previously Issued Financial Statements and Subsequent Events

Background of Restatement

The Company has restated its previously issued consolidated financial statements to correct an error in the timing of revenue recognition related to certain customer contracts. The error was identified in connection with management’s review of the Company’s revenue recognition practices under ASC Topic 606, Revenue from Contracts with Customers. As a result, certain prior year amounts have been revised for consistency with the current presentation.

Nature of the Error

The Company had previously recognized revenue when collected. Under ASC 606, these arrangements require recognition when the policy is written, rather than as collected. As a result, revenues were understated in 2023 and overstated in 2024.

Impacted Periods

The restatement affects the Company’s consolidated financial statements for the fiscal years ended December 31, 2024 and 2023. The cumulative impact of the error was to increase previously reported retained earnings as of January 1, 2025 by approximately $813,594.

Effect of Restatement

The tables below present a reconciliation of the as-previously-reported amounts to the restated amounts for the affected line items in the consolidated balance sheets, consolidated statements of operations, consolidated balance sheets, consolidated statement of change in members’ equity, consolidated statements of cash flows for each period presented and the impact to earnings per share.

Consolidated Balance Sheets

As of December 31, 2024

	Previously reported	Restatement	As restated
Accounts receivable	153,944	813,594	967,538

Members’ Equity	3,792,300	813,594	4,605,894

As of December 31, 2023

	Previously reported	Restatement	As restated
Accounts receivable	-	2,428,761	2,428,761

Members’ Equity	3,408,326	2,428,761	5,837,087

Consolidated Statements of Operations

For the year ended December 31, 2024 and 2023:

2024

	Previously reported	Restatement	As restated
Revenue	$5,249,587	($1,615,167)	$3,634,420

Net loss	$324,273	($1,615,167)	($1,290,894)

Net income (loss) per share	$324	($1,615)	($1,291)

2023

	Previously reported	Restatement	As restated
Revenue	$1,330,022	$2,428,761	$3,758,783

Net loss	($4,215,411)	$2,428,761	($1,786,650)

Net income (loss) per share	($4,215)	$2,429	($1,787)

Consolidated Statement of Changes in Members’ Equity

For the year ended December 31:

2024

	Previously reported	Restatement	As restated
Members’ Equity	3,792,300	813,594	4,605,894

2023

	Previously reported	Restatement	As restated
Members’ Equity	3,408,326	2,428,761	5,837,087

Consolidated Statement of Cash Flows

For the year ended December 31:

2024

	Previously reported	Restatement	As restated
Net income (loss)	$324,273	($1,615,167)	($1,290,894)

Changes in Accounts receivable	($153,944)	$1,615,167	$1,461,223

2023

	Previously reported	Restatement	As restated
Net loss	($4,215,411)	$2,428,761	($1,786,650)

Changes in Accounts receivable	-	($2,428,761)	($2,428,761)

Merger Agreement

In December 2024, the Company and its equity unit holders entered into a combination agreement (“the Agreement”) with Maiden Holdings Ltd. (“Maiden”), Ranger U.S. NewCo LLC (“US NewCo”), Ranger Bermuda Merger Sub Ltd. (“Merger Sub Ltd”), Ranger Bermuda Topco Ltd. (“Bermuda NewCo”), and Ranger Merger Sub 2 LLC (“Merger Sub LLC”) (collectively, “the Parties”). Under the terms of the Agreement, the Company’s existing equity unit holders will contribute all of their interests in the Company to US NewCo in exchange for cash and equity units in US NewCo, and the right to receive additional equity units in US NewCo contingent upon the achievement of specified financial targets. The transaction is structured to qualify as a tax-free reorganization under U.S. federal income tax laws.

The transaction involved a series of mergers whereby the Company and Maiden will become wholly owned subsidiaries of Bermuda NewCo. The Company will operate separately from Maiden with its assets, liabilities, income, expenses and results of operations reported in the Insurance Programs segment of Bermuda NewCo’s periodic Securities and Exchange Act filings with the Securities and Exchange Commission. The Agreement is expected to bolster the Company’s market position by integrating complementary services and expanding its client base. The transaction was completed on May 27, 2025.

Note 3: Summary of Significant Accounting Principles

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates include, but are not limited to, the valuation of deferred tax assets, the determination of lease liabilities, and the fair value of equity shares. Actual results could differ from those estimates and those differences could be material.

Segment Reporting

Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions on how to allocate resources and assess performance. The Company’s chief operating decision maker is the chief executive officer. The Company and the chief executive officer view the Company’s operations and manage its business as one reportable segment. The Company offers a cohesive suite of products and services that are integrated and interdependent. Our revenue is highly concentrated because of the capacity distribution agreements with an individual customer. As a single reportable segment, our financial statements reflect the consolidated results of our operations. We do not allocate revenues, expenses, or assets to multiple segments, as our business activities are managed and evaluated on a company-wide basis.

Cash and Cash Equivalents

The Company considers all liquid investments with original maturities of three months or less to be cash equivalents. The Company does not consider uninvested cash held in investment accounts as cash or cash equivalents. At December 31, 2024 and 2023, cash equivalents consisted primarily of money market accounts.

At December 31, 2024 and 2023, the Company’s cash accounts exceeded federally insured limits by approximately $3,236,000 and $4,515,000 respectively.

Revenue Recognition

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, the Company recognizes revenue for each separately identifiable performance obligation in a contract representing a promise to transfer a distinct good or service to a customer.

Revenue is measured as the amount of consideration the Company expects to receive in exchange for providing services to customers and is generally governed by a capacity distribution agreement as a specified percentage of the premium. These agreements outline the terms and conditions under which the Company provides access to write policies on its carriers in exchange for a fee. These agreements may also include other provisions, such as minimum fee arrangements or cancellation provisions, which may impact revenue recognition.

Capacity distribution fees are collected from program managers or MGAs for providing support services and granting contractual access to our insurance carrier network and are considered a single performance obligation. Support services provided for these insurance and reinsurance brokerage arrangements include compliance and regulatory reporting and administrative support which culminates in the placement of bound insurance coverage. The Company considers these arrangements a single revenue stream. See Note 5 for additional information about the Company’s revenue.

Accounts Receivable

Accounts receivable are recorded at net realizable value. Accounts receivable are presented net of an allowance for doubtful accounts, which is an estimate of expected losses. In determining the amount of the reserve, the Company makes judgments about the creditworthiness of significant customers based on known delinquent activity or disputes and ongoing credit evaluations in addition to evaluating the historical loss rate on the pool of receivables.

Impairment of Long-Lived Assets

Long-lived assets, are tested for recoverability whenever events or changes in the business environment indicate that the carrying amount of the assets may not be fully recoverable. Factors considered by the Company when deciding when to perform an impairment review include significant underperformance of the business against expectations, significant negative industry or economic trends and significant changes or planned changes in the use of the assets. An impairment loss would be recognized when estimated undiscounted future cash flows resulting from the use of an asset are less than its carrying amount. The impairment loss would be based on the excess of the carrying value of the impaired asset over its current fair value. Management believes the carrying value of long-lived assets are recoverable and no impairments were recorded during the years ended December 31, 2024 and 2023.

Income Taxes

The Company is not directly subject to income taxes under the provisions of the Internal Revenue Code and applicable state laws. Therefore, taxable income or loss is reported to the individual partners for inclusion in their respective tax returns.

Income taxes related to Kestrel Service Corporation are provided for the tax effects of transactions reported in the consolidated financial statements. Deferred tax assets and liabilities, if significant, are recognized for the estimated future tax effects attributed to temporary differences between the book and tax basis of assets and liabilities and carryforward items. The measurement of current and deferred tax assets and liabilities is based on enacted law. Deferred tax assets are reduced, if necessary, by a valuation allowance for the amount of tax benefits that may not be realized. As of December 31, 2024 and 2023, the Company has recorded a full valuation allowance for all deferred tax assets.

The benefit of a tax position is recognized in the consolidated financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the positions will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions that meet the more- likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. As of December 31, 2024 and 2023, the Company has not recognized liabilities for uncertain tax positions or associated interest and penalties.

The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions and is subject to examinations by tax authorities for years since inception.

Net Loss Per Unit

The company has structured its equity interests into two classes of units: Class A and Class B.

Class A consists of 1,000 units, with an initial capital contribution totaling $10 million. These units represent the primary equity investment in the company.

Class B consists of 63 units, which are subject to a 60% and 80% recoupment percent as of 2024 and 2023, respectively. Additionally, Class B units have a participation hurdle of $10 million. This hurdle must be met before Class B unit holders begin to participate in profit distributions.

Once the recoupment and participation threshold conditions are satisfied, profits will be distributed among all unit holders according to their respective interests. This structure ensures that initial investors are prioritized in profit distributions, while also providing an opportunity for Class B unit holders to participate in the Company's financial success once certain financial milestones are achieved. The Company does not have any dilutive equity instruments.

As neither the Company’s undistributed or distributed earnings have exceeded the B Units’ hurdles for any periods presented, no earnings were allocated to the B Units in the computation of earnings per unit.

Fair Value

The Company measures certain financial assets and liabilities at fair value on a recurring basis. Fair value is defined as the price that would be received to sell an asset or transfer a liability in an orderly transaction between market participants at the measurement date. The Company utilizes a three-level hierarchy for fair value measurements based on the observability of inputs to the valuation of an asset or liability as of the measurement date.

•         Level 1: Quoted prices in active markets for identical assets or liabilities.

•         Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

•         Level 3: Unobservable inputs for the asset or liability, reflecting management’s own assumptions about the assumptions market participants would use in pricing the asset or liability.

The Company maximizes the use of observable inputs and minimizes the use of unobservable inputs when measuring fair value. The fair value of financial instruments is determined using various valuation techniques, including the market approach, income approach, and cost approach, as appropriate. Changes in fair value measurements are recorded in the period in which they occur.

Advertising

Advertising costs are recorded in the consolidated statement of operations in the period in which they are incurred.

Interest income

Interest income is recorded in the consolidated statements of operations in other income in the period in which it is earned and represents interest earned on the Company’s money market accounts.

Equity-Based Compensation

The Company estimates the fair value of equity-based awards on the date of grant. The value of the portion of the award that is ultimately expected to vest is recognized as an expense over the five-year vesting period using the straight-line attribution method. These amounts are reduced by an estimated forfeiture rate. The forfeiture rate is estimated based on actual cancellation experience and is applied to all equity-based awards. The rate is estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Recently Adopted Accounting Standards Updates (ASU)

ASU 2023-07: In November 2023, the Financial Accounting Standards Board (FASB) issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The updated accounting guidance requires expanded reportable segment disclosures, primarily related to significant segment expenses which are regularly provided to the Company’s Chief Operating Decision Maker (CODM). The guidance is effective for fiscal years beginning after December 15, 2023, and interim periods within annual periods beginning after December 15, 2024. The Company has adopted the guidance retrospectively and it did not have a material impact to the company.

Accounting Standards Pending Adoption

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The updated accounting guidance requires expanded income tax disclosures, including the disaggregation of existing disclosures related to the tax rate reconciliation and income taxes paid. The guidance is effective for annual periods beginning after December 15, 2024. Prospective application is required, with retrospective application permitted.

In November 2024, the FASB issued ASU 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. The updated accounting guidance requires disaggregated disclosure of specified expense categories. The guidance also requires disclosure of total selling expenses and how the Company defines selling expenses. The guidance is effective for fiscal years beginning after December 15, 2026, and interim periods within annual periods beginning after December 15, 2027. Prospective application is required, with retrospective application permitted. The Company is currently evaluating the effect the updated guidance will have on the Company's consolidated financial statement disclosures.

Note 4: Operating Lease

Under the provisions of ASC 842, the Company determines if an arrangement is a lease or contains a lease at inception. An arrangement is determined to be a lease at inception if it conveys the right to control the use of identified property, plant, or equipment for a period of time in exchange for consideration. Leases result in the recognition of right-of-use (ROU) assets and lease liabilities on the accompanying consolidated balance sheets. ROU assets represent the right to use an underlying asset for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease, measured on a discounted basis. The Company determines lease classification as operating or finance at the lease commencement date. The Company has elected not to record leases with an initial term of 12 months or less on the consolidated balance sheets.

The Company evaluates leases at their inception to determine if they are to be accounted for as an operating lease or a finance lease. A lease is accounted for as a finance lease if it meets one of the following five criteria: (i) the lease has a purchase option that is reasonably certain of being exercised, (ii) the present value of the future cash flows is substantially all of the fair market value of the underlying asset, (iii) the lease term is for a significant portion of the remaining economic life of the underlying asset, (iv) the title to the underlying asset transfers at the end of the lease term, or (v) if the underlying asset is of such a specialized nature that it is expected to have no alternative uses to the lessor at the end of the term. The Company has determined that it does not have finance leases.

Leases that do not meet the finance lease criteria are accounted for as an operating lease. Operating lease ROU assets and liabilities are recognized based on the present value of the remaining lease payments over the lease term and excludes lease incentives. When the Company’s lease does not provide an implicit rate, the Company uses its incremental borrowing rate in determining the present value of lease payments. The Company has made a policy election to use a risk-free rate (the rate of a zero-coupon U.S. Treasury instrument) for the initial and subsequent measurement of all lease liabilities. The risk-free rate is determined using a period comparable with the lease term.

Lease terms include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The Company accounts for lease and non-lease components separately. The lease components consist of its office building, and non-lease components consist of common area and other maintenance costs and are expensed in the period incurred.

Lease Summary

The Company is party to one lease for a corporate office that expires in 2027. Lease payments have an escalating fee schedule, which range from 3% to 4% each year. Termination of the leases is generally prohibited unless there is a violation under the lease agreement.

Lease cost recognized on a straight-line basis was $78,992 for the years ended December 31, 2024 and 2023. Other required information for the years ended December 31, 2024 and 2023 are as follows:

	2024	2023
Other information related to operating lease:
Operating cash flows from operating lease	80,006	77,070
Weighted-average remaining lease term (in years)	2.92	3.92
Weighted-average discount rate	3.9%	3.9%

Future minimum lease payments and reconciliation to the consolidated balance sheet as of December 31, 2024 are as follows:

2025	$82,942
2026	85,878
2027	88,814
Total undiscounted cash flows	257,634
Less present value discount	(13,516)
Total operating lease liabilities	$244,118

Note 5: Revenue from Contracts with Customers

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers, the Company recognizes revenue for each separately identifiable performance obligation in a contract representing a promise to transfer a distinct good or service to a customer.

Revenue is measured as the amount of consideration the Company expects to receive in exchange for providing services to customers and is generally governed by a capacity distribution agreement as a specified percentage of the premium. These agreements outline the terms and conditions under which the Company provides access to write policies on its carriers in exchange for a fee. These agreements may also include other provisions, such as minimum fee arrangements or cancellation provisions, which may impact revenue recognition.

Capacity distribution fees are collected from program managers or MGAs for providing support services and granting contractual access to our insurance carrier network and are considered a single performance obligation. Support services provided for these insurance and reinsurance brokerage arrangements include compliance and regulatory reporting and administrative support which culminates in the placement of bound insurance coverage. The Company considers these arrangements a single revenue stream.

For contractual arrangements with minimum annual fees, the Company amortizes the minimum fee over the contract period. For the year ended December 31, 2024, the Company recognized approximately $234,000 related to minimum fees for two individual customers. All other revenue recognized for the years ended December 31, 2024 and 2023 was earned in accordance with the respective capacity distribution agreements.

Note 6: Income Taxes

Income taxes related to Kestrel Service Corporation are provided for the tax effects of transactions reported in the consolidated financial statements. The provision for income taxes for the years ended December 31, 2024 and 2023 consists of the following:

	2024	2023
Current income taxes
Federal	$15,734	$-
State	14,305	-
Total current	30,039	-

Deferred income taxes
Federal	-	-
State	-	-
Total deferred	-	-

Provision for income taxes	$30,039	$-

A valuation allowance must be established for any portion of the deferred tax asset which is believed not to be realizable. Management reviews the need for a valuation allowance based on anticipated future earnings, reversal of future taxable differences, the available carryback and carryforward periods, and tax planning strategies that are prudent and feasible. In management’s opinion, it is more likely than not that the Company will not realize the benefit of our deferred taxes and therefore recorded a valuation allowance of $108,857 at December 31, 2024 and $170,326 at December 31, 2023.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2024 and 2023, respectively are as follows:

Deferred tax assets	2024	2023
Compensation and benefit accrual	$33,664	$32,858
Net operating loss carryforward	75,231	138,166
Lease liability	51,265	65,940
Total deferred tax assets	160,160	236,964

Deferred tax liabilities
Right of use asset	(46,927)	(61,390)
Prepaid expenses	(4,376)	(5,248)
Total deferred tax liabilities	(51,303)	(66,638)

Net deferred tax assets before valuation allowance	108,857	170,326
Change in valuation allowance	(108,857)	(170,326)
Net deferred tax assets	$-	$-

A reconciliation of the differences between the effective tax rate and the federal statutory tax rate from continuing operations for the years ended December 31, 2024 and 2023 are as follows:

	2024	2023
Federal income taxes	21.0%	21.0%
State income taxes	4.0%	0.0%
Permanent differences	1.4%	-0.8%
Valuation allowance and passthrough losses	-17.9%	-20.2%
Provision for income taxes	8.5%	0.0%

The Company incurred passthrough losses of $107,700 and $3,689,785 for the years ended December 31, 2024 and 2023, respectively, which are not reflected in the NOL carryforward table but may impact the individual tax situations of the owners.

The following reflects the remaining net operating loss carryforwards of the Company as of December 31, 2024 and 2023, which do not have an expiration date:

Year	Beginning NOL Carryforward	NOL Utilized	NOL Expired	Ending NOL Carryforward
2022	$387,179	$(299,689)	$-	$87,490
2023	270,755	-	-	270,755
Total	657,934	(299,689)	-	358,245

Note 7: Retirement Savings Plan

The Company has a 401(k) retirement savings plan (the Plan) covering substantially all employees. Employees are eligible for the Plan after one month of service with the Company. Participants are 100% vested in their contributions. The Company matches 100% of the first 1% and 50% of the next 5% of employee contributions. Matching contributions totaled approximately $64,000 and $60,000 for the years ended December 31, 2024 and 2023, respectively. These amounts are presented in Salaries and benefits in the consolidated statement of operations.

Note 8: Related-Party Transactions

As part of the July 26, 2022 Unit Purchase Agreement, AmTrust North America Inc. acquired a 30% minority interest in the Company with the option for the Company to purchase certain insurance carriers owned by AmTrust North America Inc. The Company also receives professional and administrative services through an expense reimbursement arrangement with AmTrust North America Inc. The Company incurred costs related to this agreement of approximately $826,000 and $1,150,000 during the years ended December 31, 2024 and 2023, respectively. These amounts are presented in Professional fees in the consolidated statement of operations and generally include services such as statutory financial reporting, IT processing, legal contracting, and insurance company compliance functions. The Company also has an exclusive management contract with AmTrust North American Inc. to produce business through four insurance carriers: 1) Park National Insurance Company, 2) Rochdale Insurance Company, 3) Sierra Specialty Insurance Company, and 4) Republic Fire & Casualty Insurance Company (the “AmTrust Insurance Companies”). All fee revenue during the years ended December 31, 2024 and 2023 were based on the net premiums associated with this agreement.

The Company incurred legal fees in 2023 of approximately $554,000 related to a non-competition agreement matter involving the Company and certain individuals of the Company. Of this amount, approximately $524,000 was initially paid by certain company executives and subsequently reimbursed by the Company. The Company recorded a liability in the amount of approximately $524,000 for this matter as of December 31, 2023 and the obligation was settled in 2024.

The Company reimburses certain executive officers for access to office space in Dallas, TX. These amounts are recorded in the consolidated statement of operations as Rent expense and is approximately $111,000 and $112,000 during the years ended December 31, 2024 and 2023, respectively.

Note 9: Members’ Equity

The Company is a limited liability company under the laws of the State of Delaware with a perpetual life. As of December 31, 2024 and 2023 members’ equity, the Company had two classes of membership units. Membership Units consisted of Class A Units and Class B Units. The Class A Units have voting rights, while the Class B Units are non-voting.

At December 31, 2024, as defined in the Company’s LLC Agreement, distributions are to be made to members in the following order of priority:

1.	First, to the holders of Class A Units issued in connection with additional Capital Contributions, in proportion to their respective Unpaid Return as of such date, until the aggregate Unpaid Return with respect to all Class A Units is Zero Dollars ($0).

2.	Second, to the holders of Class A Units, in proportion to their respective Unreturned Capital Contributions as of such date, until the aggregate Unreturned Capital Contributions with respect to all Class A Units is Zero Dollars ($0).

3.	Third, to the holders of issued and outstanding Class A Units and Class B Units pro rata in proportion to their aggregate holdings of Class A Units and Class B Units treated as one class of Units.

In connection with the Company’s LLC Agreement, certain employees of the Company were granted profits interests (i.e., Class B Units). The Company authorized 150 Class B units of which 63 units have been granted as of the year ended December 31, 2024. The Company believes such awards better align the interests of its employees with those of its unitholders. All of the units granted vest based on five years of continuous service. The cost for the service-based awards is expected to be recognized over a straight-line basis over a five-year period. Equity-based compensation cost related to the service-based vesting awards was $59,701 for the years ended December 31, 2024, and 2023 and is presented in salaries and benefits in the consolidated statement of operations. There is approximately $165,000 of unrecognized compensation expense which will be recognized over the next three years ending in December 2027.

The fair value of each award was estimated on the grant date using a Black-Scholes option pricing model that used the assumptions noted below and other valuation techniques.

Risk-free interest rate	3.2% to 4.3%
Expected volatility	44.7%
Dividend yield	0%
Expected term (in years)	6

Expected volatility was based on historical volatility for guideline public companies that operate in the Company’s industry plus a qualitative adjustment due to the start-up nature of the Company. The expected term of awards granted represents management’s estimate for the number of years until a liquidity event as of the grant date. The risk-free rate for the period of the expected term was based on the U.S. Treasury yield curve in effect at the time of the grants. The dividend yield was based on the Company having no expectations of dividends being paid out in the future. Management considered the distribution priority schedule or “waterfall calculation” in its estimation process.

	Class B Units	Weighted- Average Grant-date Fair Value
Nonvested, beginning of year, January 1, 2023	63	$4,776
Granted	-	-
Vested	(13)	4,776
Forfeited	-	-
Nonvested, end of year, December 31, 2023	50	4,776

Nonvested, beginning of year, January 1, 2024	50	$4,776
Granted	-	-
Vested	(13)	4,776
Forfeited	-	-

Nonvested, end of year, December 31, 2024	37	$4,776

Note 10: Commitments and Contingencies

As of December 31, 2024 and 2023, with the exception of the office lease, the company does not have any material guarantees, commitments or contingencies. There are no outstanding contractual obligations that could have a significant impact on the company's financial position or results of operations. The Company is not a party to any claims or litigation to its business.

Note 11: Concentrations

Accounting principles generally accepted in the United States of America require disclosure of certain vulnerabilities due to concentrations.

Major Customers

For the year ended December 31, 2024, the Company has an accounts receivable balance of approximately $762,000 related to one customer. As of December 31, 2023, the Company had an accounts receivable balance of approximately $2,429,000 related to one customer.

For the years ended December 31, 2024 and 2023, the Company had one customer in each year that accounted for 90% or more of the Company’s total fee revenue. The loss of this customer, or a significant reduction in the amount of business conducted with this customer, could have a material adverse effect on the Company’s financial condition.

Note 12: Subsequent Events

Subsequent events have been evaluated through August 14, 2025, which is the date the consolidated financial statements were issued. No events were identified other than the matters described in Note 2 related to the Merger Agreement.

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